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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Teleglobe International Holdings Ltd (Exact name of registrant as specified in its charter)
Bermuda	98-0417192

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
P.O Box HM 1154 10 Queen Street Hamilton HM EX, Bermuda	Not Applicable

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common shares, par value US$0.01 per share	The Nasdaq National Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates:    333-112608

Securities to be registered pursuant to Section 12(g) of the Act:    None

Item 1.    Description of Securities to be Registered.

        A complete description of the common shares, par value US$0.01 per share, of Teleglobe International Holdings Ltd (the "Registrant") which is to be registered hereunder is contained under the caption "Description of New Teleglobe Capital Stock" in the Prospectus which constitutes part of the Registrant's Registration Statement on Form S-4 initially filed with the Securities and Exchange Commission (the "Commission") on February 6, 2004 (Registration No. 333-112608) (as amended by Amendment No. 1 thereto filed with the Commission on March 29, 2004, Amendment No. 2 thereto filed with the Commission on April 20, 2004, Amendment No. 3 thereto filed with the Commission on April 23, 2004, Amendment No. 4 thereto filed with the Commission on April 29, 2004, and Amendment No. 5 thereto filed with the Commission on April 30, 2004, the "Registration Statement"). The description of the securities to be registered hereby contained in any prospectus included in the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, will be deemed to be incorporated by reference in this registration statement upon the filing of any such prospectus with the Commission.

Item 2.    Exhibits.

        Not Applicable.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in Reston, Virginia.

TELEGLOBE INTERNATIONAL HOLDINGS LTD
By:
/s/ Michael Wu
	Name:	Michael Wu
	Title:	Authorized Representative in the United States
Dated: April 30, 2004

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SIGNATURE